N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Institutional Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class I		20,880,669	0.0024		4,962,173,576	1.00
Class AD	77,616		0.0021		10,189,076	1.00
Class IN	91,883		0.0017		22,670,429	1.00
Class IS	2,552,292	0.0011 		1,267,831,542	1.00
Class P		25,119		0.0006		45,098,029	1.00


Evergreen Institutional Municipal Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class I		25,937,001	0.0040		4,580,657,031	1.00
Class AD	294,413		0.0035		94,041,046	1.00
Class IN	304,029		0.0030		49,063,402	1.00
Class IS	1,620,590	0.0020		564,293,898	1.00
Class P		4,927		0.0011		3,233,166	1.00


Evergreen Institutional Treasury Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class I		5,600,046	0.0009		4,317,075,674	1.00
Class AD	4,561		0.0007		239,353		1.00
Class IN	55,220		0.0006		74,178,968	1.00
Class IS	242,804		0.0002		846,406,531	1.00
Class P		7,772		0.0001		78,522,580	1.00



Evergreen Institutional U.S. Government Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV


Class I		3,770,795	0.0013		1,647,065,311	1.00
Class IN	57,817		0.0008		22,189,331	1.00
Class IS	58,120		0.0005		79,823,681	1.00
Class P		20,942		0.0004		38,957,238	1.00


Evergreen Prime Cash Management Money Market Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class I		11,399,863	0.0023		3,317,490,047	1.00
Class AD	0               0.0000		1,000		1.00
Class IN	12,088 	 	0.0015		5,506,933	1.00
Class IS	461,686 	0.0009		337,251,637	1.00
Class P		16,208   	0.0004		24,753,050	1.00